UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 28, 2009

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 28, 2009, Boston Private Financial Holdings, Inc. (the “Company”) entered into separate Change in Control Protection Agreements (the “Agreements”) with several of its senior officers, including James D. Dawson, Executive Vice President and CEO – Private Banking Group, David J. Kaye, Executive Vice President and Chief Financial Officer, and Martha T. Higgins, Executive Vice President - Human Capital Resources. The Agreements were approved by the Company’s Compensation Committee on January 28, 2009 and are entered into according to the Company’s employment guidelines for senior management. The terms of the Agreements are summarized below.

Pursuant to the Change in Control Protection Agreement between the Company and Mr. Dawson, in the event that Mr. Dawson’s employment with the Company is terminated for any reason other than certain reasons set forth in the Agreement (such reasons include actions typically considered to give rise to a “for cause” dismissal, death, disability or retirement) or is terminated by Mr. Dawson for “good reason” (as such term is defined in the Agreement) within two years after a “change in control” (defined below), Mr. Dawson is entitled to (i) an amount equal to 2.99 times the total of his current salary plus the average bonus for the three most recent taxable years preceding the change of control; (ii) a pro-rata bonus for the year in which he was terminated; (iii) medical and all other benefits under the Company’s benefit plans through 2.5 years following a change in control or until such time as he becomes eligible for coverage under another group benefit plan, and (iv) any outstanding unvested stock options and restricted awards granted pursuant to the Company’s incentive plans become immediately exercisable or otherwise vested.

Pursuant to the Change in Control Protection Agreement between the Company and each of Mr. Kaye and Ms. Higgins, in the event that Mr. Kaye or Ms. Higgins’ employment with the Company is terminated for any reason other than certain reasons set forth in the Agreements (such reasons include actions typically considered to give rise to a “for cause” dismissal, death, disability or retirement) or is terminated by Mr. Kaye or Ms. Higgins for “good reason” (as such term is defined in the Agreements) within two years after a “change in control” (defined below), each of Mr. Kaye or Ms. Higgins is entitled to (i) an amount equal to 2.5 times the total of his or her current salary plus the average bonus for the three most recent taxable years preceding the change of control; (ii) a pro-rata bonus for the year in which he or she was terminated; (iii) medical and all other benefits under the Company’s benefit plans through 2.5 years following a change in control or until such time as Mr. Kaye or Ms. Higgins becomes eligible for coverage under another group benefit plan; and (iv) any outstanding unvested stock options and restricted awards granted pursuant to the Company’s incentive plans become immediately exercisable or otherwise vested.

The Agreements define “change of control” to include the acquisition of 50% or more of the combined voting power of the Company’s then outstanding securities; the members of the Company’s Board of Directors (“Board”) fail to constitute at least a majority of the Board; the reorganization, merger, consolidation or sale or other transfer of all or substantially all of the assets of the Company that has specified effects on the control of the Company; or approval by the stockholders of a complete liquidation or dissolution of the Company.

The foregoing description of the Agreements are qualified in their entirety by reference to the text of the Agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Richard I. Morris, Jr. Will Not Be Standing for Re-election

On January 28, 2009, Richard I. Morris, Jr. informed the Board that he does not intend to stand for re-election to the Company’s Board when his current term expires at the Company’s 2009 Annual Meeting of Shareholders and that he will be retiring at the conclusion of his current term. Mr. Morris currently serves as the Chairman of the Company’s Finance Committee and is a member of the Company’s Governance Committee.

Termination of Boston Private Financial Holdings, Inc. 2004 Annual Executive Incentive Plan

On January 28, 2009, the Board terminated the Boston Private Financial Holdings, Inc. 2004 Annual Executive Incentive Plan, which was established under Section 162(m) of the Internal Revenue Code of 1986, and approved a substitute Executive Bonus Plan (the “Bonus Plan”) intended to achieve superior business results and motivate eligible executives to meet and exceed performance goals that promote the sustained profitable growth of the Company.

Under the Bonus Plan, the Company’s Compensation Committee may select certain key executives (“Covered Executives”) to be eligible to receive bonuses. Covered Executives may receive a bonus payment upon achieving specific performance targets. Bonus payments will be made pursuant to objective formulas determined by the Company’s Compensation Committee and communicated to Covered Executives at the beginning of each bonus period. The performance goals of the Covered Executives will be measured at the end of each fiscal year after the Company’s financial reports have been published. Bonus payments may be in the form of cash or other consideration as determined by the Compensation Committee.

Entry into Change of Control Protection Agreement with David J. Kaye

The information set forth under Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 9.01	Exhibits

(d) Exhibits.

10.1	Change in Control Protection Agreement by and between Boston Private Financial Holdings, Inc. and James D. Dawson, Executive Vice President and CEO – Private Banking Group dated as of January 28, 2009.

10.2	Change in Control Protection Agreement by and between Boston Private Financial Holdings Inc. and David J. Kaye, Executive Vice President and Chief Executive Officer dated as of January 28, 2009.

10.3	Change in Control Protection Agreement by and between Boston Private Financial Holdings, Inc. and Martha T. Higgins, Executive Vice President – Human Capital Resources dated as of January 28, 2009.

10.4	Boston Private Financial Holdings, Inc. Executive Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ David J. Kaye
Name:	David J. Kaye
Title:	Chief Financial Officer

Date: February 3, 2009